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                                                                  EXHIBIT 23.4

                       CONSENT OF GLEACHER NATWEST INC.


   We hereby consent to the use of our opinion letter dated January 20, 1998, and the supplemental confirmation thereof, to the Board of Directors of Thermadyne Holdings Corporation included in Annex D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger described therein and to the references to such opinion in such Proxy Statement/Prospectus under the caption "Summary and Special Factors--The Merger--Opinion of Financial Advisor to the Company's Board of Directors," "The Merger--Background of the Merger," "The Merger--Recommendation of the Board of Directors; Reasons for the Merger" and "The Merger--Opinion of Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          GLEACHER NATWEST INC.


April 16, 1998

                                          By:   /s/ ROBERT ENGEL
                                                -----------------------------

                                          Name: Robert Engel
                                                -----------------------------

                                          Title:  Managing Director
                                                  ---------------------------